As filed with the Securities and Exchange Commission on April 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAIA Biotechnology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-1495913
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

444 West Lake Street, Suite 1700

Chicago, IL 60606

(312) 416-8592

(Address of Principal Executive Offices, Including Zip Code)

MAIA Biotechnology, Inc. 2021 Equity Incentive Plan, as amended

(Full Title of the Plans)

Vlad Vitoc

Chief Executive Officer

c/o MAIA Biotechnology, Inc.

444 West Lake Street, Suite 1700

Chicago, IL 60606

(312) 416-8592

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Richard A. Friedman, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10012

Telephone: (212) 653-8700

Facsimile: (212) 653-8701

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act..

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8, relating to the MAIA Biotechnology 2021 Equity Incentive Plan, as amended (the “2021 Plan”) of MAIA Biotechnology, Inc. (the “Company”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2021 Plan has previously been filed and is effective and consists only of those items required by General Instruction E to Form S-8. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-266453 , filed with the Securities and Exchange Commission on August 1, 2022, by the Company, relating to the 2021 Plan (the “Prior Registration Statement”), except for Items 3 and 8 , which are being updated by this Registration Statement.

This Registration Statement is being filed for the purpose of registering an additional 2,838,668 shares of common stock, par value $0.0001 per share (“Common Stock”) that were reserved for issuance under the 2021 Plan. In addition, the 2021 Plan provides that shares issued under the 2021 Plan that are forfeit or expire are available for future grants of awards under the 2021 Plan and an additional 1,000,000 shares of Common Stock are being registered hereunder for that purpose, for an aggregate of 3,838,668 shares of Common Stock being registered hereunder.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of documents by reference.

The following documents filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 21, 2024;

•

The Company’s Current Reports on Form 8-K filed with the SEC on January 18, 2024;  January  30, 2024; February  14, 2024; February  23, 2024; February  27, 2024; March  6, 2024; March  8, 2024; March  13, 2024; March  25, 2024; March  26, 2024 and April 2, 2024 (other than any portions thereof deemed furnished and not filed);

•	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2024;

•

The description of the Company’s common stock par value $0.0001 per share, contained in Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on March  21, 2024, including any amendment or report filed for the purpose of updating such description; and

•

All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of MAIA Biotechnology, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 1, 2022).

4.2	Amended and Restated Bylaws of MAIA Biotechnology, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on August 1, 2022).

4.3	Specimen Certificate representing shares of Common Stock. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on April 11, 2022).

5.1*	Opinion of Sheppard Mullin Richter & Hampton LLP.

23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Sheppard Mullin Richter & Hampton LLP (included in legal opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages).

99.1	MAIA Biotechnology, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 filed on August 1, 2022).

Exhibit Number	Description of Exhibit

99.2	Amendment No. 1 to MAIA Biotechnology, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.2 of the Registrant’s Registration Statement on Form S-8 filed on June 30, 2023.

99.3	Form of Incentive Stock Option Award under 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed on August 22, 2022).

99.4	Form of Non-qualified Stock Option Award under 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed on August 22, 2022).

99.5	Form of Director and Consultant Non-qualified Stock Option Award under 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q filed on August 22, 2022).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 19th day of April, 2024.

MAIA BIOTECHNOLOGY, INC.

By:	/s/ Vlad Vitoc
Vlad Vitoc, Chief Executive Officer and Chairman

POWER OF ATTORNEY

We, the undersigned officers and directors of MAIA Biotechnology, Inc., hereby severally constitute and appoint Vlad Vitoc and Jeffrey Himmelreich, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Vlad Vitoc	Chief Executive Officer, Director	April 19, 2024
Vlad Vitoc	(Principal Executive Officer)

/s/ Jeffrey Himmelreich	Head of Finance	April 19, 2024
Jeffrey Himmelreich	(Principal Accounting and Financial Officer)

/s/ Steven Chaouki	Director	April 19, 2024
Steven Chaouki

/s/ Ramiro Guerrero	Director	April 19, 2024
Ramiro Guerrero

/s/ Louie Ngar Yee	Director	April 19, 2024
Louie Ngar Yee

/s/ Cristian Luput	Director	April 19, 2024
Cristian Luput

/s/ Stan V. Smith	Director	April 19, 2024
Stan V. Smith

/s/ Jean-Manassé Theagène	Director	April 19, 2024
Jean-Manassé Theagène

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